Exhibit 99.1

TRUSTEE’S DISTRIBUTION STATEMENT

TO THE HOLDERS OF:

Corporate Bond-Backed Certificates
Series 1998-NSC-1
Class A-1 and Class A-2 Certificates
CUSIP NUMBER: 219-87H-AN5
219-87H-AP0

in accordance with the Standard Terms of Trust Agreements, The Bank of New York, as trustee submits the following cash basis statement for the period ending:		August 22, 2017

(i) - (v)
INTEREST ACCOUNT
Schedule Income received on securities		$0.00
Unscheduled Accrued and Unpaid Interest received on securities for the period May 15, 2017 to August 15, 2017		$493,750.00
Interest Received on sale of securities		$0.00
Balance as of August 22, 2017		$0.00
LESS:
Distribution to Class A-1 Holders for the period May 15, 2017 to August 15, 2017	$492,500.00
Distribution to Swap Counterparty	$0.00
Trustee Fees for the period May 15, 2017 to August 15, 2017	$1,250.00
Fees allocated for third party expenses	$0.00
Balance as of August 22, 2017	Subtotal	$0.00

PRINCIPAL ACCOUNT
Scheduled Principal payment received on securities		$0.00
Principal received on sale of securities		$0.00
LESS:
Distribution to Class A-1 Holders	0.00
Distribution to Swap Counterparty	0.00
Balance as of August 22, 2017	Subtotal	$0.00

(vi) if the Series Supplement provides for Advances, the aggregate amount of Advances, if any, included in such distribution, and the aggregate amount of unreimbursed Advances, if any, at the close of business on such Distribution Date;		$0.00

(vii) the aggregate stated principal amount and, if applicable, notional amount of the Underlying Securities related to such Series,		$0.00

(viii) the aggregate Certificate Principal Balance (or Notional Amount, if applicable) of each Class of such series at the close of business on such Distribution Date, separately identifying any reduction in such aggregate Certificate Principal Balance (or Notional Amount) due to the allocation of any Realized Losses on such Distribution Date or otherwise;	NORFOLK SOUTHERN CORPORATION
Old CUSIP Number: 655844AK4	$25,000,000 7.90% Notes 15MAY97

plus Accrued and Unpaid Interest in the amount of $	493,750.00

(ix) as to any Series (or any Class within such Series) for which Credit Support has been obtained, the amount or notional amount of coverage of each element of Credit Support (and rating, if any, thereof) included therein as of the close of business on such Distribution Date	$0.00

UNDERLYING SECURITY EXCHANGE

Underlying Exchange
	Certificate Holder	Proportion	Rate per $1,000	Amounts
A1 -	CUSIP# 21987HAN5	0.001302264	$2.607001	$57,000.00
A2 -	CUSIP# 21987HAP0	0.998697736	$1,713.480000	$42,837,000.00
		1.00		$42,894,000.00

New CUSIP Number: 655844BUI	NORFOLK SOUTHERN CORPORATION
42,894,000 4.5% Notes 15AUG52 144A